Exhibit 99.1

Greenlane Posts Investor Overview on Company Website

Boca Raton, Florida - MARCH 3, 2026 - Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a company with a Berachain-focused Digital Asset Treasury (“DAT”), today announced the posting of an investor overview document titled “Investor Overview: Greenlane Holdings and the Berachain Digital Asset Treasury Strategy” (the “Investor Overview”) on the Company’s website.

The Investor Overview provides background on the Company’s Berachain-focused digital asset treasury strategy, including the Company’s publicly reported BERA holdings, staking activity, and validator deployment, as well as an overview of the Berachain ecosystem. All Company-specific data referenced in the Investor Overview is derived exclusively from previously issued press releases and SEC filings.

The Investor Overview is available at: https://gnln.com/berastrategy/

The Investor Overview does not contain or reflect any information regarding the Company’s financial results for the fiscal year ended December 31, 2025, which have not yet been reported. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is expected to be filed with the SEC in due course.

About Greenlane

Greenlane is a global platform for the development and distribution of premium lifestyle accessories and consumer products through a broad network of specialty and convenience retailers and direct-to-consumer channels. Alongside its operating business, in October 2025, the Company initiated a Berachain-focused digital asset treasury strategy dedicated to acquiring BERA and increasing BERA-per-share through treasury management. The Company is a Berachain ecosystem participant focused on supporting the development and operation of blockchain-based infrastructure, including assets and applications built on Berachain. The Company engages in network staking, validator participation, liquidity provisioning, and strategic initiatives intended to contribute to the long-term sustainability of decentralized protocols within its portfolio.

About Berachain

Berachain (BERA) is the first blockchain powered by Proof of Liquidity, an extension of Proof of Stake that aligns network security with ecosystem liquidity. Rather than locking tokens in isolation, Berachain’s PoL mechanism incentivizes users to provide liquidity to decentralized finance applications and stake receipt tokens in Reward Vaults to earn BGT, a non-transferable governance token. Validators direct BGT emissions to Reward Vaults based on protocol incentives, creating a market-driven flywheel that rewards liquidity providers, validators, and stakers in concert. The network operates with three native tokens—BERA (gas and staking), BGT (governance and rewards), and HONEY (native stablecoin)—designed to support sustainable on-chain economies. Berachain reports that it has raised $150 million from leading digital asset investors including Brevan Howard, Framework Ventures, Polychain Capital, Samsung Next, Laser Digital by Nomura, Goldentree Asset Management, SBI VC Trade and more.

Investor Contact:

IR@greenlane.com

or

PCG Advisory

Kevin McGrath

+1-646-418-7002

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding progress and achievement of the Company’s goals regarding BERA acquisition, staking, and validator participation, the development of the Berachain network ecosystem including business adoption of the network, the long-term value of BERA, continued growth and advancement of the Company’s DAT strategy and the applicable benefits to the Company, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; changes in the regulatory landscape applicable to digital assets, including BERA; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025 and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Cautionary Note Regarding Digital Assets

BERA is a digital asset that is not legal tender, is not backed by any government or central bank, and may be subject to extreme price volatility, regulatory uncertainty and technological risk. Investments in and exposures to digital assets such as BERA are highly speculative and may result in the loss of all or a substantial portion of the invested capital. Statements about the Berachain protocol, its consensus model, ecosystem projects, and fundraising are based on publicly available information and/or information provided by third parties. The Company has not independently verified all such information and makes no representation as to its accuracy or completeness. Protocol parameters and incentive mechanisms may change over time through governance or other processes. The Company’s activities involving BERA and other digital assets may not be suitable for all investors and are subject to the risks described in the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025 and in other subsequent filings with the SEC. These filings are available at www.sec.gov.